                         DLJ Mortgage Acceptance Corp.
                      Mortgage Pass-Through Certificates
                                Series 1996-Q6

                        Statement To Certificateholders

-------------------------------------------------------------------------------------------------------------------------------
                                                   DISTRIBUTIONS IN DOLLARS
                                      PRIOR                                                                             CURRENT
                  ORIGINAL        PRINCIPAL                                               REALIZED    DEFERRED        PRINCIPAL
CLASS           FACE VALUE          BALANCE      INTEREST       PRINCIPAL           TOTAL   LOSSES    INTEREST          BALANCE
-------------------------------------------------------------------------------------------------------------------------------
SA                    0.00             0.00    169,228.51            0.00      169,228.51    0.00         0.00             0.00
A-1          53,917,509.00    47,281,608.69    231,482.88    1,720,639.34    1,952,122.22    0.00         0.00    45,560,969.35
A-2           8,477,596.00     7,434,215.42     36,396.68      270,540.78      306,937.46    0.00         0.00     7,163,674.64
B-1           2,204,175.00     2,190,002.06     10,721.89        2,532.53       13,254.42    0.00         0.00     2,187,469.53
B-2           3,221,487.14     3,200,772.81     15,670.45        3,701.40       19,371.85    0.00         0.00     3,197,071.41
SB                    0.00             0.00          0.00            0.00            0.00    0.00         0.00             0.00
R                     0.00       666,132.98          0.00            0.00            0.00    0.00    81,759.39       747,892.37
-------------------------------------------------------------------------------------------------------------------------------
TOTALS       67,820,767.14    60,772,731.96    463,500.41    1,997,414.05    2,460,914.46    0.00    81,759.39    58,857,077.30
-------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                         FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                      PASS-THROUGH
                         PRIOR                                                            CURRENT              RATES
                     PRINCIPAL                                                          PRINCIPAL
CLASS      CUSIP       BALANCE      INTEREST          PRINCIPAL              TOTAL        BALANCE        CURRENT          NEXT
------------------------------------------------------------------------------------------------------------------------------
SA     23321PZD3      0.000000      2.495231           0.000000           2.495231       0.000000      3.341535%     3.077807%
A-1    23321PZE1    876.924946      4.293278          31.912441          36.205720     845.012505      5.875000%     6.125000%
A-2    23321PZF8    876.924947      4.293278          31.912441          36.205719     845.012506      5.875000%     6.125000%
B-1    23321PZG6    993.569957      4.864355           1.148970           6.013325     992.420987      5.875000%     6.125000%
B-2    23321PZH4    993.569948      4.864353           1.148972           6.013325     992.420975      5.875000%     6.125000%
SB     23321PZJ0      0.000000      0.000000           0.000000           0.000000       0.000000      1.550000%     1.550000%
R                     0.000000      0.000000           0.000000           0.000000       0.000000      5.875000%     6.125000%
------------------------------------------------------------------------------------------------------------------------------

SELLER:             Quality Mortgage USA, Inc.              ADMINISTRATOR:             David C. West
SERVICER:          Temple-Inland Mortgage Corp.                                    Bankers Trust Company
LEAD UNDERWRITER:  Donaldson, Lufkin & Jenrette                                        3 Park Plaza
RECORD DATE:            February 28, 1997                                            Irvine, CA 92714
DISTRIBUTION DATE:        March 25, 1997                       FACTOR INFORMATION:    (800) 735-7777
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             Page 1 of 4 (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q6

                         Statement To Certificateholders

--------------------------------------------------------------------------------
Distribution Date: March 25, 1997
--------------------------------------------------------------------------------

SERVICER ADVANCES INCLUDED IN DISTRIBUTION:                     198,375.86
SERVICER ADVANCES OUTSTANDING:

ACCRUED SERVICING FEE FOR THE CURRENT PERIOD:     25,321.97
PLUS ADDITIONAL SERVICING FEES:
                                                 ----------
                                                  25,321.97

LESS PERMITTED REDUCTIONS TO SERVICING FEES:      (8,943.90)
                                                 ----------
TOTAL SERVICING FEES DUE MASTER SERVICER:                        16,378.07

COLLECTED SERVICING FEES FOR CURRENT PERIOD:                     17,068.26

---------------------------------------------------------------------------------------------
DELINQUENT
LOAN                             30-60           61-90           91 +
INFORMATION:                     DAYS            DAYS            DAYS                   TOTAL
---------------------------------------------------------------------------------------------
PRINCIPAL BALANCE                2,902,398.88    1,035,331.24    1,159,881.86    5,097,611.98
NUMBER OF LOANS                            42              17              18              77
---------------------------------------------------------------------------------------------
FORECLOSURE LOAN INFORMATION:
---------------------------------------------------------------------------------------------
PRINCIPAL BALANCE                        0.00            0.00    2,836,771.87    2,836,771.87
NUMBER OF LOANS                             0               0              46              46
---------------------------------------------------------------------------------------------
BANKRUPTCY LOAN INFORMATION:
---------------------------------------------------------------------------------------------
PRINCIPAL BALANCE                   51,149.43            0.00      817,923.87      910,020.27
NUMBER OF LOANS                             1               0              17              19
---------------------------------------------------------------------------------------------
REO LOAN INFORMATION:
---------------------------------------------------------------------------------------------
PRINCIPAL BALANCE                        0.00            0.00      303,762.26      303,762.26
NUMBER OF LOANS                             0               0               5               5
---------------------------------------------------------------------------------------------

BOOK VALUE PRINCIPAL BALANCE OF REO LOANS:                                            #N/A

STATED PRINCIPAL BALANCE OF LOANS AS OF THE PRIOR DISTRIBUTION DATE:         60,772,731.96
STATED PRINCIPAL BALANCE OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:       58,857,077.30

NUMBER OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                   862
NUMBER OF LOANS AS OF THE NEXT DISTRIBUTION DATE:                                      840

WEIGHTED AVERAGE COUPON AS OF THE CURRENT DISTRIBUTION DATE:                     11.266535%
WEIGHTED AVERAGE COUPON AS OF THE NEXT DISTRIBUTION DATE:                        11.252807%

SENIOR PREPAYMENT PERCENTAGE FOR THE CURRENT DISTRIBUTION:                      100.000000%
CLASS B-1 PREPAYMENT PERCENTAGE:                                                  0.000000%
CLASS B-2 PREPAYMENT PERCENTAGE:                                                  0.000000%

AGGREGATE AMOUNT OF PRINCIPAL PREPAYMENTS:                                    1,885,828.24
AGGREGATE PRINCIPAL BALANCE OF LOANS WHICH LIQUIDATED:                                0.00

PRECEDING MONTH'S PASS-THRU RATE FOR CLASS SA:                                    3.283833%
PRECEDING MONTH'S PASS-THRU RATE FOR CLASS A-1, A-2, B-1, AND B-2:                5.937500%

---------------------------------------------------------------------------------------------

             Page 2 of 4 (c) COPYRIGHT 1997 Bankers Trust Company

                         DLJ Mortgage Acceptance Corp.
                      Mortgage Pass-Through Certificates
                                Series 1996-Q6

                        Statement To Certificateholders

--------------------------------------------------------------------------------------------

Distribution Date: March 25, 1997
--------------------------------------------------------------------------------------------
SENIOR PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                                  90.033511%
CLASS A-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                               77.800696%
CLASS A-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                               12.232814%
CLASS B-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                                3.603593%
CLASS B-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                                5.266791%

UNPAID ACCRUED CERTIFICATE INTEREST SHORTFALL REMAINING AFTER DISTRIBUTION:
   CLASS SA                                                                             0.00
   CLASS A-1                                                                            0.00
   CLASS A-2                                                                            0.00
   CLASS B-1                                                                            0.00
   CLASS B-2                                                                            0.00

CUMMULATIVE SB ACCRUAL AMOUNT :                                                   752,216.46

SPECIAL HAZARD AMOUNT AVAILABLE AFTER DISTRIBUTION:                             1,526,800.00

FRAUD LOSS AMOUNT AVAILABLE AFTER DISTRIBUTION:                                 2,034,623.01

BANKRUPTCY AMOUNT AVAILABLE AFTER DISTRIBUTION:                                   100,000.00

AGGREGATE REALIZED LOSSES SINCE CUT-OFF DATE:                                           0.00

AGGREGATE PRINCIPAL OF REPURCHASED LOANS:                                               0.00
--------------------------------------------------------------------------------------------

             Page 3 of 4 (c) COPYRIGHT 1997 Bankers Trust Company

                         DLJ Mortgage Acceptance Corp.
                      Mortgage Pass-Through Certificates
                                Series 1996-Q6

                        Statement To Certificateholders

----------------------------------------------------------------------------------------------------------------
                                       ^Mortgage Loan Liquidation Detail

Distribution Date: March 25, 1997
----------------------------------------------------------------------------------------------------------------
                      Original           Cut-Off            Current       Realized  Net Liquidation  Liquidation
Loan Number      Principal Balance  Principal Balance  Principal Balance    Loss       Proceeds         Date
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

             Page 4 of 4 (c) COPYRIGHT 1997 Bankers Trust Company